Exhibit 99.1

Contact:

Richard K. Arter Investor Relations 941-362-1200
Richard J. Dobbyn Chief Financial Officer 941-362-1200

Sun Hydraulics Corporation Reports 14% Increase in Fourth Quarter Sales and 10%
Increase for the Year

SARASOTA, FLA, March 2, 2004 – Sun Hydraulics Corporation (NASDAQ: SNHY) reported financial results for the year and fourth quarter 2003 as follows:

(Dollars in millions except net income per share)

	December 27,	December 28,
	2003	2002	Increase
Twelve Months Ended
Net Sales	$70.8	$64.5	10%
Net Income	$2.2	$1.8	22%
Net Income per share:
Basic	$0.33	$0.28	18%
Fully Diluted	$0.33	$0.27	22%
Three Months Ended
Net Sales	$17.6	$15.5	14%
Net Income	$0.6	$0.4	50%
Net Income per share:
Basic	$0.09	$0.06	50%
Fully Diluted	$0.09	$0.06	50%

Sales increases by business segment were as follows:

	2003
	Year	4th Quarter
United States	4%	7%
United Kingdom	11%	18%
Germany	40%	43%
Korea	16%	30%

Excluding the effects of currency, 2003 net sales increased 5% for the year and 10% for the quarter over 2002.

Commenting on results for the year, Allen Carlson, Sun Hydraulics’ president, said, “One of the most encouraging aspects of 2003 was that our sales increased despite the trend of declining sales in the hydraulics industry. The U.S. operation sales strength we saw in the second half of last year has continued on an accelerated basis so far this year. This combined with the positive signals given off by economic indicators lead us to believe Sun will have a very good year.”

Carlson continued, “As our sales climb this year, operating margins will increase significantly. This is because we anticipate our manufacturing overhead, marketing, engineering and administrative costs will be relatively static. I also believe that continuing increases in demand will allow Sun to capitalize on recent productivity improvements and result in lower per unit manufacturing cost.”

Outlook

Sales for the first quarter are projected to be $19.5 million, which would be a 19% increase over the first quarter of 2003. The company anticipates that the majority of the increase will occur in the United States operation.

Webcast

Sun Hydraulics Corporation will broadcast its 2003 financial results conference call with analysts live over the Internet at 2:30 P.M. E.T. tomorrow, March 3, 2004. To listen, go to http://investor.sunhydraulics.com/medialist.cfm. A copy of this earnings release is posted on the Investor Relations page of our website under “Press Releases.”

Webcast Q&A

Questions may be submitted to the Company via email after reviewing this earnings release. Sun management will then answer these and other questions during the Company’s webcast.

Questions can be submitted by going to the Sun Hydraulics website, www.sunhydraulics.com, and clicking on Investor Relations on the left hand menu. Scroll down to the bottom of the page and click on contact email: investor@sunhydraulics.com, which will open an email window to type in your message. Sun Hydraulics will answer as many legitimate questions pertaining to the 2003 earnings release as possible during the webcast time.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.

FORWARD-LOOKING INFORMATION

     Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management’s Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products; (ii) the Company’s financing plans; (iii) trends affecting the Company’s financial condition or results of operations; (iv) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company’s products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (vi) changes relating to the Company’s international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-Q for the quarter ended September 27, 2003, and under the heading “Business” and particularly under the subheading, “Business Risk Factors” in the Company’s Form 10-K for the year ended December 28, 2002. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share data)
SUN HYDRAULICS CORPORATION

	Three Months Ended
	December 27,	December 28,
	2003	2002
Net sales	$17,610	$15,476
Cost of sales	13,253	11,779

Gross profit	4,357	3,697
Selling, engineering and administrative expenses	3,313	3,071

Operating income	1,044	626
Interest expense	192	123
Foreign currency transaction loss (gain)	48	(8)
Miscellaneous expense (income)	(35)	88

Income before income taxes	839	423
Income tax provision	244	55

Net income	$594	$368

Basic net income per share	$0.09	$0.06
Basic weighted average shares outstanding	6,758	6,433
Diluted net income per share	$0.09	$0.06
Diluted weighted average share outstanding	6,806	6,602

SUN HYDRAULICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share data)

	Twelve Months Ended
	December 27,	December 28,
	2003	2002
Net sales	$70,798	$64,545
Cost of sales	52,312	48,581

Gross profit	18,486	15,964
Selling, engineering and administrative expenses	14,803	12,544

Operating income	3,683	3,420
Interest expense	607	578
Foreign currency transaction loss (gain)	(143)	68
Miscellaneous expense (income)	(58)	182

Income before income taxes	3,277	2,592
Income tax provision	1,101	814

Net income	$2,176	$1,778

Basic net income per share	$0.33	$0.28
Basic weighted average shares outstanding	6,551	6,433
Diluted net income per share	$0.33	$0.27
Diluted weighted average share outstanding	6,597	6,589

CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 27,	December 28,
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$5,219	$3,958
Accounts receivable, net of allowance for doubtful accounts of $187 and $194	6,215	5,690
Inventories	6,621	6,846
Other current assets	275	810

Total current assets	18,330	17,304
Property, plant and equipment, net	42,829	43,987
Other assets	1,873	994

Total assets	$63,032	$62,285

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,440	$1,706
Accrued expenses and other liabilities	2,217	1,081
Long-term debt due within one year	937	1,421
Dividends payable	270	258
Income taxes payable	51	10

Total current liabilities	5,915	4,476
Long-term debt due after one year	17,270	8,190
Deferred income taxes	4,456	4,092
Other liabilities	328	378

Total liabilities	27,969	17,136
Shareholders’ equity:
Common stock	7	6
Capital in excess of par value	26,371	22,690
Unearned compensation related to outstanding restricted stock	(494)	(170)
Retained earnings and accumulated comprehensive income	9,179	20,373

Total shareholders’ equity	35,063	42,899
Total liabilities and shareholders’ equity	$63,032	$60,035

CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)

	Twelve Months Ended
	December 27,	December 28,
	2003	2002
Cash flows from operating activities:
Net income	$2,176	$1,778
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,152	5,100
(Gain)/Loss on disposal of assets	370	190
Allowance for doubtful accounts	(7)	(1)
Provision for deferred income taxes	364	244
(Increase) decrease in:
Accounts receivable	(518)	(934)
Inventories	225	392
Income tax receivable	—	661
Other current assets	535	175
Other assets, net	(879)	(56)
Increase (decrease) in:
Accounts payable	734	383
Accrued expenses and other liabilities	1,136	(413)
Dividends payable	12	1
Income taxes payable	41	17
Other liabilities	(50)	(49)

Net cash from operating activities	9,291	7,488
Cash flows used in investing activities:
Capital expenditures	(3,076)	(5,870)
Proceeds from dispositions of equipment	33	148

Net cash used in investing activities	(3,043)	(5,722)
Cash flows used in financing activities:
Proceeds from debt	18,850	—
Repayment of debt	(10,254)	(1,052)
Proceeds from stock issued	1,108	268
Dividends to shareholders	(14,404)	(1,029)

Net cash used in financing activities	(4,700)	(1,813)
Effect of exchange rate changes on cash and cash equivalents	(287)	394
Net increase (decrease) in cash and cash equivalents	1,261	347
Cash and cash equivalents, beginning of period	3,958	3,611
Cash and cash equivalents, end of period	5,219	3,958
Supplemental disclosure of cash flow information:
Cash paid/(received):
Interest	$607	$578
Income taxes	$696	$(108)

	United			United
	States	Korea	Germany	Kingdom	Elimination	Consolidated
Three Months Ended December 27, 2003
Sales to unaffiliated customers	$11,030	$1,682	$2,141	$2,756	$—	$17,610
Intercompany sales	2,315	—	9	389	(2,713)	—
Operating income	394	148	266	118	118	1,044
Depreciation	878	34	95	238	—	1,245
Capital expenditures	225	31	49	348	—	653
Three Months Ended December 28, 2002
Sales to unaffiliated customers	$10,344	$1,293	$1,501	$2,337	$—	$15,476
Intercompany sales	2,159	—	9	324	(2,491)	—
Operating income	501	62	84	29	(50)	626
Depreciation	900	17	84	226	—	1,227
Capital expenditures	423	58	24	481	—	987
Twelve Months Ended December 27, 2003
Sales to unaffiliated customers	$43,503	$6,857	$9,092	$11,346	$—	$70,798
Intercompany sales	12,109	—	41	1,421	(13,572)	—
Operating income	2,288	689	1,192	(625)	139	3,683
Depreciation	3,630	123	380	1,019	—	5,152
Capital expenditures	1,914	265	149	748	—	3,076
Twelve Months Ended December 28, 2002
Sales to unaffiliated customers	$41,937	$5,899	$10,200	$6,509	$—	$64,545
Intercompany sales	10,643	—	1,569	32	(12,244)	—
Operating income	2,029	431	618	416	(75)	3,419
Depreciation	3,905	104	783	308	—	5,100
Capital expenditures	2,219	136	3,429	86	—	5,870